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                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement") is entered into on the date set forth on the last page of this Agreement and is made effective as of that date between JOE LIVINGSTON ("Livingston"), on the one hand, and TELETECH HOLDINGS, INC. ("the Company"), TOGETHER WITH TELETECH TELESERVICES, INC., TELETECH TELECOMMUNICATIONS, INC. AND KENNETH TUCHMAN (collectively referred to as "TeleTech"), on the other hand. Livingston and TeleTech shall be collectively referred to as "the Parties."

                                    RECITALS

     THIS AGREEMENT is entered into with reference to  the following facts:

     Livingston and the Company entered into a written employment agreement on or about January 1, 1995 ("the Employment Agreement"). The Employment Agreement is attached hereto as Exhibit A.

     Issues have arisen between the Parties regarding the terms and conditions of Livingston's employment with the Company.

     It is the intention of the Parties to resolve, settle and dispose of, fully and completely, any and all issues, claims, demands or causes of action that either Party may have against the other Party related to, connected with, or incidental to the acts of, relationships between and dealings between the Parties, including, without limitation, all claims arising from the employment of Livingston.

                                    AGREEMENT

     THEREFORE, by their signatures to this Agreement and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Parties agree as follows:

     1. INCORPORATION OF RECITALS. The Parties hereby incorporate into this Agreement all of the recitals set forth above.

     2. INCORPORATION OF EMPLOYMENT AGREEMENT. The Parties hereby incorporate into this Agreement all of the terms and conditions of the Employment Agreement. Except for the Employment Agreement Changes as defined herein and as otherwise provided in this Agreement, the written provisions of the Employment Agreement set forth the complete and sole terms and conditions of Livingston's employment, and Livingston is not entitled to any compensation, rights, stock, stock interests, ownership rights or other compensation or rights related to his employment other than as specifically set forth in the Employment Agreement and this Agreement. In addition, except as otherwise reserved under Paragraph 4(B) hereof, the Parties acknowledge and agree that, as of the date of this Agreement, there have not been

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and are not presently any breaches of the Employment Agreement by either Party.

     For purposes of this Agreement, "the Employment Agreement Changes" shall be deemed to mean the following:

          A. For 1996 and the remaining term of the Employment Agreement, Livingston's Base Compensation under Paragraph 3(A) shall be Two Hundred Fifty Thousand Dollars ($250,000.00) rather than One Hundred Sixty Thousand Dollars ($160,000.00).

     3. ADDITIONAL STOCK OPTIONS GRANTED TO LIVINGSTON. TeleTech shall grant to Livingston Nonqualified Stock Options, under, and subject to the provisions of, the TeleTech Holdings, Inc. Stock Plan ("the Stock Plan"), exercisable for Fifteen Thousand (15,000) shares of TeleTech common stock at an option price of Forty Dollars ($40.00) per share. Such options shall be in addition to the Nonqualified Stock Options granted to Livingston under the terms and conditions of Paragraph 5 of the Employment Agreement and the Stock Plan. The additional stock options granted under this Agreement are and shall be subject to exactly the same terms and conditions as the other stock options granted to Livingston by Paragraph 5 of the Employment Agreement and subject to the terms and conditions of the Nonqualified Stock Option Agreement which is attached as
Exhibit B hereto and hereby incorporated by reference.   In the event of any
conflict between the provisions of this Agreement, the Employment Agreement and/or the Nonqualified Stock Option Agreement, the terms and conditions of the Nonqualified Stock Option Agreement shall prevail.

     Except for the stock options referred to above, Livingston agrees that he has no rights whatsoever of any nature to any stock, stock rights, Stock Plan benefits, profits, debt, equity or ownership interests in TeleTech or any of its affiliated or related companies.

     4.   IPO.   At the time of the first public offering of TeleTech shares, subject to the approval of the underwriters and the Board of Directors, Livingston shall have the following rights:

          A. To include Donald Livingston on his "friends and family list" related to the offering. Nothing contained herein shall constitute a promise or guarantee that any person shall have the right to purchase any stock which may ultimately become available to "friends or family."

          B. To exercise and sell at or about the time of the first offering up to Ten Thousand (10,000) shares of stock after the proposed 5 for 1 stock split at the same price offered to the public (as the shares being offered by the Company and the other selling stockholder).


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     5.   GENERAL RELEASES.  In consideration of the mutual releases contained herein and for other good and valuable consideration, the receipt of which is acknowledged by the Parties, the Parties promise, agree, and release each other as follows:

          A. Except as to the obligations and the rights of the Parties as are created by this Agreement, the Employment Agreement and the Nonqualified Stock Option Agreements, Livingston hereby releases and forever discharges TeleTech and its officers, employees, shareholders (including but not limited to Kenneth Tuchman), directors, servants, administrators, parent, subsidiary and affiliated companies, successors, assigns, attorneys and agents from any and all claims, demands, damages, actions, causes of action, costs, expenses of suit at law or in equity, known or unknown, which Livingston now has or may hereafter have which arise, or have arisen, out of any acts or omissions which took place prior to the date of this Agreement.

          B. Except as to the obligations and the rights of the Parties as are created by this Agreement, the Employment Agreement and the Nonqualified Stock Option Agreements, TeleTech hereby releases and forever discharges Livingston from any and all claims, demands, damages, actions, causes of action, costs, expenses or suits at law or in equity, known or unknown, which TeleTech now has or may hereafter have which arise, or have arisen, out of any acts or omissions which took place prior to the date of this Agreement. Notwithstanding the above, the release of Livingston shall not extend to any unknown or unsuspected claims of TeleTech which arise out of facts that could be adjudicated as theft, fraud, embezzlement or a crime under federal, state or local law.

          C.   Each party specifically waives the benefit of the provisions of
Section 1542 of the California Civil Code, which reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Each Party waives and releases any rights or benefits that he or she may have under Section 1542 to the full extent that he or she may lawfully waive such rights and benefits, and each Party acknowledges that he or she understands the significance and consequences of the waiver of the provisions of California Civil Code Section 1542 and that he or she has been advised by his or her own attorney as to the significance and consequences of this waiver.

     6.   REPRESENTATIONS BY PARTIES AND THEIR AGENTS.   Except as expressly
provided herein, the Parties agree that, in connection with this Agreement, the Parties and their agents have made no warranties or representations related to any matter whatsoever, express or implied, including but not limited to the Parties' claims, demands, damages,


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actions, causes of action, costs, expenses or suits at law or in equity whether as to their validity, probable value, probability of success or otherwise. Each of the Parties to this Agreement states that this Agreement is made without reliance upon any statement or representation of any other Party, his or her representative or agent, except as expressly provided herein.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective heirs, executors, administrators, successors, assigns, employees, owners, officers, directors, subsidiaries, affiliates, predecessors, agents, attorneys and representatives, and each of them.

     8. AGREEMENT DRAFTED JOINTLY. It is the intent of the Parties that no part of this Agreement be construed in favor of or against any of the Parties hereto because of the identity of the drafter.

     9. AUTHORITY TO ENTER THIS AGREEMENT. Each of the Parties represents and warrants on its own behalf that the individual signing this Agreement on its behalf is fully authorized to sign on behalf of and bind it, and that it has the power and authority to enter into this Agreement.

     10. INDEMNIFICATION. Each Party agrees to indemnify and hold the other Party harmless from and against any liability, loss, judgment, settlement, costs, or expense (including without limitation reasonable attorney's fees) resulting from, arising out of, or occasioned by that Party's breach of the warranties and representations contained in this Agreement.

     11. ARM'S LENGTH NEGOTIATIONS AND REPRESENTATION BY COUNSEL. Each of the Parties acknowledges and warrants on his or her own behalf that this Agreement
was negotiated by the Parties hereto at arm's length.   TeleTech and Livingston
each acknowledge that Berman, Blanchard, Mausner, Kindem & Resser ("BBMKR") has drafted this Agreement and has represented both Parties on other matters. Despite this representation, both Parties consent to BBMKR drafting this Agreement and waive any conflict of interest related to having BBMKR do so. The Parties also agree that, in the event of any dispute between TeleTech and Livingston, BBMKR shall have the right to represent TeleTech in such dispute. The Parties acknowledge and agree that they have been advised by BBMKR that each of them should have this Agreement reviewed and approved by independent legal counsel before signing it, and, if they fail to do so, they each voluntarily accept the risks of such failure. With respect to representation by independent counsel, TeleTech acknowledges and agrees that it has legal counsel in Chicago, Illinois who could review this Agreement. Livingston acknowledges and agrees that he has legal counsel in Dallas, Texas who could review this Agreement. The Parties acknowledge and agree that they each have read this Agreement, that they fully


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understand the final and binding effect of this Agreement, that this Agreement is fair and reasonable, that they are signing this Agreement after independent investigation, voluntarily and without coercion, fraud, duress or undue influence.

     12. WARRANTY REGARDING OWNERSHIP OF CLAIMS RELEASED. Each Party represents and warrants that he, she or it is the sole owner of all rights, claims, damages, actions, causes of action, and suits at law or in equity that he, she or it may have against the other or arising out of the actions referred to in this Agreement or any of the above-mentioned facts and that neither they nor their respective predecessors, principals, agents, subsidiary, parent or affiliated corporations have assigned or transferred or purported to assign or transfer to any other person or entity any claim, demand, cause of action or other matter herein released under the terms of this Agreement.

     13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which counterparts shall be deemed to be one instrument and shall constitute one agreement with the same force and effect as if all signatures had been entered on one document.

     14. GOVERNING LAW. This Agreement was entered into in the State of California and is to be governed by and construed under and in accordance with the laws of the State of California. The Parties agree that any disputes related to this Agreement shall be adjudicated exclusively by the Superior Court of the State of California for the County of Los Angeles.

     15. EXECUTION OF OTHER DOCUMENTS AND FURTHER ACTS. In addition to the acts described in this Agreement to be performed by each of the Parties, each Party agrees to perform or cause to be performed all further acts and to execute or cause to be executed promptly all documents and instruments necessary to give effect to each term of this Agreement.

     16. NON-WAIVER. No waiver of the breach of any of the provisions of this Agreement shall be a waiver of any preceding or succeeding breach of this Agreement or any other provisions of it.

     17. CONSTRUCTION. As used herein, the masculine gender shall include the feminine and neuter and vice versa, and the singular shall include the plural, wherever the context and facts require such construction.

     18. MERGER AND MODIFICATION. This Agreement by and among the Parties is in lieu of and, except as otherwise expressly provided herein, in the Employment Agreement or in the Nonqualified Stock Option Agreements, extinguishes all other agreements which may have been entered into by, between or among the Parties, and each of them and comprises the entire understanding of the Parties and may only be modified, supplemented or amended by mutual agreement of the Parties in a writing which specifically refers to


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this Agreement. The Parties acknowledge and agree that there are no collateral oral agreements between them with respect to the subject matter of this Agreement, the Employment Agreement, the Nonqualified Stock Option Agreements or any other agreement between the parties.

     19.  NO ADMISSION OF LIABILITY OR WRONGDOING.   Each of the Parties
acknowledges and agrees that the execution and delivery of this Agreement shall not constitute or be construed as an admission of any liability or wrongdoing on the part of any Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year set forth below.

Date: May 14, 1996

                           /s/ Joseph Livingston
                         -------------------------------------------------
                         JOE LIVINGSTON

                         TELETECH HOLDINGS, INC.


                           /s/ Kenneth Tuchman
                         ------------------------------------------------
                         BY: KENNETH TUCHMAN,
                         ITS CHIEF EXECUTIVE OFFICER


                         TELETECH TELESERVICES, INC.


                           /s/ Kenneth Tuchman
                         -----------------------------------------------
                         BY: KENNETH TUCHMAN,
                         ITS CHIEF EXECUTIVE OFFICER


                         TELETECH TELECOMMUNICATIONS, INC.


                           /s/ Kenneth Tuchman
                         -----------------------------------------------
                         BY: KENNETH TUCHMAN,
                         ITS CHIEF EXECUTIVE OFFICER


                           /s/ Kenneth Tuchman
                         -----------------------------------------------
                         KENNETH TUCHMAN, INDIVIDUALLY


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